EXHIBIT 99.1

Contact:	Richard Hallworth President and Chief Executive Officer (615) 376-0669	Michael W. Taylor Executive Vice President and Chief Financial Officer (615) 376-0669
AMERICA SERVICE GROUP ANNOUNCES
RESULTS OF STOCKHOLDER VOTE
BRENTWOOD, Tennessee (June 1, 2011) — America Service Group Inc. (the “Company”) (NASDAQ: ASGR), the parent company of PHS Correctional Healthcare, Inc., today announced the results of a special meeting held today to vote upon the previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated March 2, 2011 (“Merger Agreement”), under which Valitás Health Services, Inc. (“Valitás”), the parent company of Correctional Medical Services, Inc. (“CMS”), would acquire the Company.
At the special meeting held today, the stockholders of the Company approved the proposal to adopt the Merger Agreement. The adoption of the Merger Agreement required the affirmative vote of a majority of the outstanding shares of Company common stock.
The closing of the Merger is expected to occur on June 3, 2011.
About America Service Group
America Service Group Inc., based in Brentwood, Tenn., is a nationwide provider of correctional healthcare services in the United States. The Company, through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about the Company can be found on its website at www.asgr.com.
About Valitás Health Services
Valitás Health Services is the parent company of CMS, a nationwide provider of comprehensive correctional healthcare services, offering a comprehensive suite of medical, dental, pharmacy and mental health services for the incarcerated population. More information about Valitás can be found at the CMS website at www.cmsstl.com.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about America Service Group’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Readers should not place undue reliance on such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. The material factors that could cause actual results to differ materially from those expressed in forward-looking statements include, without limitation, the following: (1) the inability to complete the Merger in a timely manner; (2) the inability to complete the Merger due to the failure to satisfy conditions to completion of the Merger; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received by Valitás in connection with the Merger Agreement; (5) the impact of the substantial indebtedness incurred to finance the consummation of the Merger; (6) the possibility that competing offers will be made; (7) the effect of the announcement of the transaction on America Service Group’s business relationships, operating results and business generally, either before or after the consummation of the transaction; (8) diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the Merger; and (9) general economic or business conditions and other factors. Additional information on risk factors that may affect the business and financial results of America Service Group can be found in America Service Group’s most recent Annual Report on Form 10-K and in the filings of America Service Group made from time to time with the SEC. America Service Group undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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